UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________
FORM 8-K
 ___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2021
 _________________________________________________________________

Kforce Inc.
Exact name of registrant as specified in its charter
_______________________________________________________________

Florida	000-26058	59-3264661
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.
1001 East Palm Avenue, Tampa, Florida 33605
Address of principal executive offices Zip Code
Registrant’s telephone number, including area code: (813) 552-5000
_______________________________________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 per share	KFRC	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2021, the Board of Directors (the “Board”) of Kforce Inc. (“Kforce”), on the recommendation of Kforce’s Nomination Committee, voted to increase the size of its Board from eight to nine members. On March 2, 2021, Derrick Brooks accepted an offer to fill the newly created Class II directorship, effective immediately. Mr. Brooks has agreed to stand for election at Kforce’s 2021 Annual Meeting of Shareholders for a term expiring in 2023. Mr. Brooks will serve on the Board’s Corporate Governance Committee.
Mr. Brooks, age 47, currently serves as the Executive Vice President of Corporate and Community Development of Vinik Sports Group (2019-present). Mr. Brooks previously served as the President of Tampa Bay Sports & Football Entertainment LLC, the owner of the Tampa Bay Storm Arena Football Team (2011-2019). Mr. Brooks also served as an NFL analyst for ESPN from 2009 to 2011. From 1995 to 2008, Mr. Brooks played for the Tampa Bay Buccaneers, was a Super Bowl Champion and a nine-time All-Pro. In addition to numerous other accomplishments during Mr. Brooks’ career, in 2014 he was inducted into the Pro Football Hall of Fame. Mr. Brooks also currently serves as an on field appeals officer for the National Football League (2014-present). Mr. Brooks served as the Managing Member of Brooks 55 Labor Enterprises, L.L.C., a full-service temporary and direct hire staffing company that provided staffing, administrative solutions, and on-time labor needs (2006-2012).
Mr. Brooks has a long history of outstanding community leadership. Mr. Brooks served as a member of the board of trustees of Florida State University (2003-2011). He has also served on the boards of the Florida Department of Education Foundation (2004-2010), St. Leo's University (2007-2010), the Florida Governor's Council on Physical Fitness (2007-2010), Brooks-DeBartolo Charities, Inc. (2006-present) and the Florida State Fair Authority (2017-present). Mr. Brooks is also the President and Founder of Derrick Brooks Charities, Inc. (2003-present) and Co-Chair of the Tampa Bay Super Bowl LV Host Committee (2019-2022). He also assisted with the opening of the first traditional charter high school in the Tampa Bay area - Brooks-DeBartolo Collegiate High School in 2007. Mr. Brooks was a recipient of the 2000 Walter Payton Man of the Year award, the league’s most prestigious honor for community service activities off the field as well as excellence on the field, and the 2004 Bryon White Award, which is given to one player each year for his charity work. In addition to a number of additional awards, Mr. Brooks received the 2003 Bart Starr Award honoring Starr’s lifelong commitment to serving as a positive role model to his family, teammates, and community.
Mr. Brooks graduated with a bachelor's degree in business communications and a Master's in Business Communications from Florida State University. He was also awarded an honorary Doctorate in Humane Letters from St. Leo's University in 2006.
As a non-employee director, Mr. Brooks will be compensated for his services in the manner consistent with that of Kforce’s other non-employee directors, as discussed in Kforce’s filings with the U.S. Securities and Exchange Commission. There are no transactions in which Mr. Brooks has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, there is no arrangement or understanding between Mr. Brooks and any other persons pursuant to which he was selected as a director that would be reportable under Item 401(d) of Regulation S-K.
Item 8.01 Other Events.
On March 4, 2021, Kforce issued a press release regarding its appointment of Mr. Brooks as a Class II director. A copy of this press release is furnished as Exhibit 99.1 to this Report and is incorporated into this Report by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is furnished herewith:

Exhibit Number	Description

99.1	Press release of Kforce dated March 4, 2021
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

Date:	March 4, 2021	By:	/s/ DAVID M. KELLY
David M. Kelly,
Executive Vice President, Chief Financial Officer
(Principal Financial Officer)

KFORCE INC.
(Registrant)

Date:	March 4, 2021	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Senior Vice President, Finance and Accounting
(Principal Accounting Officer)